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EXHIBIT 10.39

AMENDMENT NO. 3
TO THE
INTERCONNECTION AGREEMENT—TEXAS
EFFECTIVE JANUARY 7, 2000
BETWEEN
SOUTHWESTERN BELL TELEPHONE COMPANY
AND
BIRCH TELECOM OF TEXAS LTD, LLP

    This Amendment No. 3 to the Interconnection (T2A) Agreement ("the Agreement") is by and between Southwestern Bell Telephone Company ("SWBT") and Birch Telecom of Texas Ltd, LLP ("CLEC") in Texas.

    WHEREAS, pursuant to Section 252(i) of the Federal Telecommunications Act of 1996, CLEC has requested to replace its current Attachment 25: xDSL-TX and related provisions by adopting ("MFNing") Attachment 25: xDSL-TX and related provisions from the Covad/SWBT Texas Interconnection Agreement ("the donor Agreement");

    WHEREAS, by executing this Amendment MFNing into Attachment 25: xDSL-TX and its related provisions of the donor Agreement providing certain rates, terms and conditions, SWBT reserves all appellate rights with respect to such rates, terms and conditions and does not waive any legal argument by executing this Amendment. It is SWBT's intent and understanding of state and federal law, that any negotiations, appeal, stay, injunction or similar proceeding which impacts the applicability of such rates, terms or conditions to the underlying Agreement will similarly and simultaneously impact the applicability of such rates, terms and conditions to CLEC. In the event that any of the rates, terms and/or conditions herein, or any of the laws or regulations that were the basis for a provision of the Agreement, are invalidated, modified or stayed by any action of any state or federal regulatory bodies or courts of competent jurisdiction, including but not limited to any decision by the Eighth Circuit relating to any of the costing/pricing rules adopted by the FCC in its First Report and Order, In re: Implementation of the Local Competition Provisions of the Local Competition Provisions in the Telecommunications Act of 1996, 11 FCC Red 15499 (1996), (e.g., Section 51.501, et seq.), upon review and remand from the United States Supreme Court, in AT&T Corp. v. Iowa Utilities Bd., 119 S. Ct. 721 (1999) or Ameritech v. FCC, No. 98-1381, 1999 WL 116994, 1999 Lexis 3671 (June 1, 1999), ("such Actions"), the Parties shall immediately incorporate changes from the underlying Agreement, made as a result of such Actions into this Agreement. Where revised language is not immediately available, the Parties shall expend diligent efforts to incorporate the results of such Actions into this Agreement on an interim basis, but shall conform this Agreement to the underlying Agreement, once such changes are filed with the Commission.

    NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CLEC and SWBT hereby covenant and agree as follows:

      (1) The list of Attachments in the General Terms and Conditions Table of Contents and Section 61.0 under "Other Requirements and Attachments" have been amended as follows:

Appendix Pricing—UNE Schedule of Prices	Amended 6/2000
Attachment 25: DSL	Amended 6/2000

      (2) Attachment 25: xDSL-TX has been deleted and replaced by Attachment 25: xDSL-TX of the donor Agreement and is attached hereto in its entirety. The Attachment 25: xDSL Appendix in the donor Agreement is the result of an Arbitration Award in 20226/20272.

      (3) The UNE Appendix Pricing—Schedule of Prices has been deleted and replaced by the UNE Appendix Pricing—Schedule of Prices from the donor Agreement and is attached hereto in its entirety. The rates in the UNE Appendix Pricing—Schedule of Prices in the donor Agreement was the result of an Arbitration Award in 20226/20272.

      (4) Section 4.0, Term of Agreement of the General Terms and Conditions of this T2A Interconnection Agreement shall not apply to the amended Attachment 25: xDSL. Rather, such Attachment shall become effective ten (10) days following approval by the PUC and shall expire on February 19, 2001, unless the donor Agreement is terminated or expires prior to February 19, 2001, in which case, Attachment 25: xDSL-TX will terminate or expire on the same date as the donor Agreement.

      (5) This Amendment shall not modify or extend the Effective Date or Term of the underlying T2A Agreement.

      (6) EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, and such terms are hereby incorporated by reference and the Parties hereby reaffirm the terms and provisions thereof.

      (7) This Amendment shall be filed with and is subject to approval by the Public Utility Commission of Texas and shall become effective ten (10) days following approval by the Commission.

IN WITNESS WHEREOF, this Amendment to the Agreement was executed in triplicate on this 10th day of July, 2000, by SWBT, signing by and through its duly authorized representative, and CLEC, signing by and through its duly authorized representative.

BIRCH TELECOM OF TEXAS LTD, LLP		SOUTHWESTERN BELL TELEPHONE COMPANY
By:	/s/ GREGORY C. LAWHON	By:	/s/ LARRY B. COOPER

Title:	Senior Vice President	Title:	President—Industry Markets

Name:	Gregory C. Lawhon (Print or Type)	Name:	Larry B. Cooper (Print or Type)

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EXHIBIT 10.39
AMENDMENT NO. 3 TO THE INTERCONNECTION AGREEMENT—TEXAS EFFECTIVE JANUARY 7, 2000 BETWEEN SOUTHWESTERN BELL TELEPHONE COMPANY AND BIRCH TELECOM OF TEXAS LTD, LLP